AMPHENOL CORPORATION

                        Computation of Per Share Earnings

                   For the Three Years Ended December 31, 1997
                (dollars in thousands, except per share amounts)

                                                                Year Ended December 31,
                                                      -----------------------------------------
                                                           1997           1996          1995
                                                      ------------    -----------   -----------
Income before extraordinary item ...................  $     51,264    $    67,578   $    62,858
Extraordinary item:
Loss on early extinguishment of debt,
      net of income taxes ..........................       (24,547)          --            --
                                                      ------------    -----------   -----------
Net income applicable to Common Stock ..............  $     26,717    $    67,578   $    62,858
                                                      ============    ===========   ===========
Net income per common share:
      Income before extraordinary item .............  $       1.84    $      1.45   $      1.33
      Extraordinary loss ...........................          (.88)          --            --
                                                      ------------    -----------   -----------
      Net income ...................................  $        .96    $      1.45   $      1.33
                                                      ============    ===========   ===========
Average common shares outstanding ..................    27,806,260     46,649,541    47,304,180
                                                      ============    ===========   ===========
Net income per common share - assuming dilution:
      Income before extraordinary item .............  $       1.83    $      1.45   $      1.33
      Extraordinary loss ...........................          (.88)          --            --
                                                      ------------    -----------   -----------
      Net income ...................................  $        .95    $      1.45   $      1.33
                                                      ============    ===========   ===========

Average common shares outstanding ..................    27,806,260     46,649,541    47,304,180
Employee stock options .............................       196,717         71,359       107,835
                                                      ------------    -----------   -----------
Average common shares outstanding assuming dilution     28,002,977     46,720,900    47,412,015
                                                      ============    ===========   ===========